UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2017

Energous Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36379	46-1318953
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3590 North First Street, Suite 210 San Jose, California	95134
(Address of principal executive offices)	(Zip Code)

(408) 963-0200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 18, 2017, Energous Corporation (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). Proxies for the Annual Meeting were solicited pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended.

The matters described below were voted on at the Annual Meeting and the numbers of votes cast with respect to each matter and with respect to the election of directors were as indicated:

(1)  Holders of the Company’s common stock voted to elect six members of the Board of Directors to serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified as follows:

Name	For	Withheld	Broker Non-Votes
Stephen R. Rizzone	5,062,795	342,153	9,872,581
Michael Leabman	4,886,109	518,839	9,872,581
Martin Cooper	4,902,038	502,910	9,872,581
John R. Gaulding	5,067,503	337,445	9,872,581
Robert J. Griffin	4,898,303	506,645	9,872,581
Rex S. Jackson	5,358,483	46,465	9,872,581

(2)  Holders of the Company’s common stock voted to ratify the appointment of Marcum LLP as its principal independent registered public accounting firm for the fiscal year ending December 31, 2017 as follows:

Shares voted in favor:	15,085,970
Shares voted against:	95,795
Shares abstaining:	95,764

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGOUS CORPORATION

Date: May 19, 2017	By:	/s/ Brian Sereda
Brian Sereda Senior Vice President and Chief Financial Officer